CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our Firm under the caption "Experts" in the registration statement on Form S-8 and related prospectus of Action Products International, Inc. and to the incorporation by reference therein of our report dated January 26, 1996, with respect to the financial statements of Action Products International, Inc. included in its Annual Report on Form 10-KSB for the years ended December 31, 1995 and 1994, filed with the Securities and Exchange Commission.


        LOVELACE, ROBY & COMPANY, P. A.
        Certified Public Accountants


Orlando, Florida
March 26, 1996